EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints James T. McManus, II and Charles W. Porter, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a registration statement of Energen Corporation (the “Company”) on Form S-3 relating to the registration of an indeterminate amount of securities, including, without limitation debt and/or equity securities, purchase contracts, and warrants to purchase units of such debt and/or equity securities of the Company, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of the 30th day of April, 2015.

Signature	Title

/S/ JAMES T. MCMANUS, II James T. McManus, II	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)

/S/ CHARLES W. PORTER, JR. Charles W. Porter, Jr.	Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)

/S/ RUSSELL E. LYNCH, JR. Russell E. Lynch, Jr.	Vice President and Controller (Principal Accounting Officer)

/S/ KENNETH W. DEWEY Kenneth W. Dewey	Director

/S/ T. MICHAEL GOODRICH T. Michael Goodrich	Director

/S/ M. JAMES GORRIE M. James Gorrie	Director

/S/ JAY GRINNEY Jay Grinney	Director

/S/ WILLIAM G. HARGETT William G. Hargett	Director

/S/ FRANCES POWELL HAWES Frances Powell Hawes	Director

/S/ ALAN A. KLEIER Alan A. Kleier	Director

Signature	Title

/S/ STEPHEN A. SNIDER Stephen A. Snider	Director

/S/ GARY C. YOUNGBLOOD Gary C. Youngblood	Director